Exhibit 23.2





                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-8 of AXENT Technologies, Inc. of our report, dated January 28, 1997, on our audits of the consolidated financial statements and financial statement schedule of AXENT Technologies, Inc., as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996, included in its Annual Report on Form 10-K (File No. 000-28100), as filed with the Securities and Exchange Commission which report is incorporated by reference in this Form S-8.

                                              Coopers & Lybrand L.L.P.


Washington, D.C.
March 5, 1998



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